Exhibit 10.3

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of January ___, 2021 (the “Closing Date”), is made by and between by and between [____], as seller (the “Seller”), and Conversion Labs PR, LLC, a Puerto Rico limited liability company with an address at 53 Calle Las Palmeras, Suite 802, San Juan, Puerto Rico 00901 (the “Buyer”).

W I T N E S S E T H:

WHEREAS, Seller currently owns and holds all right, title, and interest in and to [___] membership interests of LegalSimpli Software, LLC, a Puerto Rico limited liability company with an address at 53 Calle Palmeras, Suite 802, San Juan, Puerto Rico 00901(the “Company”), representing ownership of [___]% of the Company;

WHEREAS, this sale is part of the liquidation of marital assets between [____], who both jointly owns and holds all right, title, and interest in and to [___] membership interests of the Company, representing a total of [___]% ownership of the Company, pursuant to a divorce decree entered in the [____] on [_____];

WHEREAS, Seller desires to sell and transfer [____] of the Membership Interests, representing [___]% ownership of the Company (the “Membership Interests”), to Buyer, and Buyer desires to purchase each of the Membership Interests from Seller, free and clear of any liens, encumbrances, pledges, hypothecations, mortgages, indentures, assignments, security interests (including, without limitation, a preference, priority or other security agreement), transfer restrictions under any equity holder or similar agreement, arrangement, contract, commitment, understanding or obligation (whether written or oral), preferential arrangement of any kind or nature whatsoever, claims (pending or threatened), escrows, charges, options, lock-up arrangements, rights of first refusal, proxies, voting trusts, encumbrances or any other restrictions or limitations whatsoever (with the exception of those in favor of the Buyer, each a “Lien”), pursuant to the terms and conditions of this Agreement, and that this Agreement supersedes and replaces all prior oral and written understandings between them;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Purchase and Sale; Closing.

1.1 Purchase and Sale. Subject to the terms and conditions hereof and effective as of the Closing Date and upon receipt by [______], the Seller’s designee (the “Designee”) of the Purchase Price, Seller hereby irrevocably sells, assigns, transfers, conveys and delivers to Buyer, and Buyer accepts, all of Seller’s rights, title and interest in and to, and the benefits of, the Membership Interests for an aggregate purchase price equal to [__________]United States Dollars and (US$_____) (such aggregate amount, the “Purchase Price”).

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1.2 Closing. Buyer shall pay the Purchase Price for the Membership Interests to the Designee in one (1) payment via cashier’s check, to be delivered in person upon Seller’s execution of this agreement at the following address (unless all parties agree to use a different address for the execution of this Agreement and delivery of the Purchase Price):

SECTION 2. Representations and Warranties of Buyer. In addition to the representations and warranties made by Buyer as set forth in the introductory paragraphs of this Agreement, and to induce Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller, as of the Closing Date, the following:

2.1 Authorization of Agreement. Buyer has full right, power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Buyer’s obligations hereunder. This Agreement, when executed and delivered by Buyer, and upon Buyer’s and Seller’s execution, will constitute a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

2.2 No Conflicts; Advice. To the actual knowledge of the Buyer, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its organizational documents, or other similar governing instruments, or conflict with, violate, or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Buyer is a party or its assets are bound.

2.3 Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any Person is required for the valid authorization, execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 3. Representations and Warranties of Seller. In addition to the representations and warranties made by Seller in the introductory paragraphs, and to induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer, as of the Closing Date, the following:

3.1 Authorization of Agreement. Seller has full right, power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. This Agreement, when executed and delivered by Seller, and upon Seller’s and Buyer’s execution, will constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

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3.2 Title to the Membership Interests. Seller is the legal, record and beneficial owner of each of the Membership Interests with good and marketable title thereto, and Seller has the absolute right to sell, assign, convey, transfer and deliver each of the Membership Interests and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by Seller to Buyer pursuant to this Agreement, free and clear of any and all Liens (other than Liens in favor of the Buyer). The purchase and sale of each of the Membership Interests as contemplated herein will (i) pass legal, good and marketable title to such Membership Interests to Buyer, free and clear of any and all Liens (other than Liens in favor of the Buyer), and (ii) convey, free and clear of any and all Liens (other than Liens in favor of the Buyer), any and all rights and benefits incident to the ownership of such Membership Interests.

3.3 No Conflicts; Advice. To the actual knowledge of the Seller, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Seller is subject, or conflict with, violate, or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Seller is a party or his assets are bound.

3.4 Consents. To the actual knowledge of the Seller, no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or Person is required for the valid authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.5 Sophisticated Seller. Seller is a sophisticated seller with respect to the Membership Interests, has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Membership Interests, and has independently and without reliance upon Buyer made its own analysis and decision to enter into this Agreement and sell the Membership Interests. Seller has been given the opportunity to obtain such information necessary to make an informed decision regarding the sale of the Membership Interests and for Seller to evaluate the merits and risks of the sale of the Membership Interests. Seller is not relying on any representation, warranty, covenant or statement made by Buyer or the Company in connection with the sale of the Membership Interests except as contained herein. Seller is not in possession of any material non-public information concerning the Company.

3.6 Acts or Conduct. Seller has not engaged in any act or conduct or omitted to take any action with respect to any Membership Interest that could adversely affect such Membership Interest.

3.7 Unconditional and Absolute Transfer. The assignment and transfer of each Membership Interest shall be unconditional and absolute, and Seller shall not have (and does not reserve) any right, title or interest of any kind whatsoever in or to any part of such Membership Interest. Seller hereby forever waives and releases any and all rights, if any, that Seller might have, had or could have in connection to such Membership Interests.

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3.8 Hold Harmless and Indemnification Agreement. In connection with this Agreement, Seller has agreed to execute the Hold Harmless and Indemnification Agreement, in the form attached hereto as Exhibit A (the “Indemnification Agreement”) and will execute the Indemnification Agreement no later than at the time of Designee’s execution of the Indemnification Agreement.

SECTION 4. Survival of Representations and Warranties. All representations and warranties of Buyer and Seller shall survive the Closing Date and continue with full force and effect for a period of one (1) year after the date hereof. Buyer and Seller may rely upon this Agreement for the purpose of assuring its compliance with applicable law.

SECTION 5. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth in the preamble of this Agreement.

SECTION 6. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns, heirs, executors and legal representatives, as applicable.

SECTION 7. Expenses. Each party hereto shall pay the fees and expenses of any broker engaged by such party and of such party’s advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall hold the other parties hereto harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for such fees and expenses.

SECTION 8. Attorneys’ Fees. In the event of a dispute between the parties hereto concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed promptly for the reasonably incurred attorneys’ fees and other costs and expenses by the other party(ies) to the dispute.

SECTION 9. Advice of Counsel. Each of the Buyer and Seller, and their respective its stockholders, officers, agents, and representatives hereby acknowledges that (i) such party has been, and hereby is, advised to seek legal counsel and to review this Agreement with legal counsel of such party’s choice, and (ii) such party has sought such legal counsel, which such legal counsel has reviewed the Agreement, or hereby waives the right to do so.

SECTION 10. Counterparts. This Agreement may be executed via facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SECTION 11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties hereto will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

SECTION 12. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements except as expressly set forth herein.

SECTION 13. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

SECTION 14. Further Assurances. The Buyer and Seller hereby agree and provide further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

SECTION 15. Governing Law. THE SELLERS AND PURCHASER IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEW YORK. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW. YORK LAW. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE SELLERS OR PURCHASER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Membership Interest Purchase Agreement to be executed on and as of the first date above.

[______],
as Seller

By:

Conversion Labs PR, LLC
as Buyer

By:
Name:	Justin Schreiber
Title:	President

Acknowledged, Agreed and Accepted:

[________],
as Designee

By:

[signature page to Membership Interest Purchase Agreement]